SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 10, 2001



                         U.S. TIMBERLANDS COMPANY, L.P.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                               0-23259 91-1842156
           (Commission File Number) (IRS Employer Identification No.)



            625 Madison Avenue, Suite 10-B, New York, New York 10022
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (212) 755-1100



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

     On May 10, 2001, U.S. Timberlands Company, L.P. (the "Company") issued a press release (the "Press Release") announcing cash flow and operating results for the quarter ended March 31, 2001 and the receipt of an offer to take the Company private from an entity controlled by members of management for $7.75 per share in cash and promissory notes. The Company also announced that due to current conditions in the timber market, the quarterly distribution to Unitholders will be suspended indefinitely. A copy of the Press Release is attached hereto as an exhibit and is incorporated herein by reference. A copy of the offer received by the Company is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release of U.S. Timberlands Company, L.P. dated May 10, 2001.

     99.2 Offer received by U.S. Timberlands Company, L.P. dated May 10, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            U.S. TIMBERLANDS COMPANY, L.P.(Registrant)
                               By:   U.S. Timberlands Services Company, L.L.C.


Dated: May 16, 2001                         By:    /s/ John M.  Rudey
                                                   -------------------

                                                  John M. Rudey,
                                                  Chief Executive Officer



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                                INDEX TO EXHIBITS


Exhibit No.                                                      Page No.
99.1   Press Release of U.S. Timberlands Company, L.P.
          dated May 10, 2001

99.2   Offer received by U.S. Timberlands Company, L.P.
`         dated May 10, 2001